Attachment 16B to Form N-SAR

ERNST & YOUNG            ERNST & YOUNG LLP                PHONE: (212) 773-3000
                         5 TIMES SQUARE                   WWW.EY.COM
                         NEW YORK, NEW YORK 10036-6530


SEPTEMBER 29, 2006

MR. BRIAN W. WIXTED
TREASURER AND PRINCIPAL FINANCIAL OFFICER OF THE FUND
OPPENHEIMER LIMITED TERM CALIFORNIA MUNICIPAL FUND
OPPENHEIMERFUNDS, INC.
6803 SOUTH TUCSON WAY
CENTENNIAL, CO  80112

DEAR MR. WIXTED:

THIS IS TO CONFIRM THAT THE CLIENT-AUDITOR RELATIONSHIP BETWEEN OPPENHEIMER LIMITED TERM CALIFORNIA MUNICIPAL FUND (COMMISSION FILE NUMBER 811-21474) AND ERNST & YOUNG LLP HAS CEASED.

                                            VERY TRULY YOURS,

                                            /s/ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP

CC:      PCAOB LETTER FILE
         OFFICE OF THE CHIEF ACCOUNTANT
         SECURITIES AND EXCHANGE COMMISSION
         100 F STREET, N.E.
         WASHINGTON, D.C. 20549-7561





                           A MEMBER PRACTICE OF ERNST & YOUNG GLOBAL